Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-210612) of Callon Petroleum Company and the related Prospectus,

2)	Registration Statement (Form S-3 No. 333-202038) of Callon Petroleum Company and the related Prospectus,

3)	Form S-8 (File No. 333-176061) pertaining to the Callon Petroleum Company 2011 Omnibus Incentive Plan,

4)	Form S-8 (File No. 333-212044) pertaining to the Callon Petroleum Company 2011 Omnibus Incentive Plan,

5)	Form S-8 (File No. 333-100646) pertaining to the Callon Petroleum Company 2002 Stock Incentive Plan,

6)	Form S-8 (File No. 333-109744) pertaining to the Callon Petroleum Company Employee Savings and Protection Plan, and

7)	Form S-8 (File No. 333-188008) pertaining to the Callon Petroleum Company Employee Savings and Protection Plan;

of our report dated March 2, 2016, with respect to the consolidated financial statements of Callon Petroleum Company, included in the Annual Report (Form 10-K) of Callon Petroleum Company for the year ended December 31, 2016.

/s/ Ernst & Young LLP

New Orleans, Louisiana

February 27, 2017